Exhibit (a)(1)(A)

COMVERSE TECHNOLOGY, INC.

810 Seventh Avenue

New York, NY 10019

Telephone: (212) 739-1000

OFFER TO AMEND ELIGIBLE OPTIONS

November 19, 2008

COMVERSE TECHNOLOGY, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

The Offer Expires at 5:30 p.m., Eastern Time, on December 18, 2008, unless the Offer Period is Extended

By this Offer to Amend Eligible Options (the “Offer to Amend”), Comverse Technology, Inc. (“Comverse”) is offering Eligible Optionees (as defined below) the opportunity to amend certain portions of certain options to purchase its common stock and, under certain circumstances, to receive cash payments (the “Offer”) for the reasons set forth herein.

On March 14, 2006, Comverse’s Board of Directors (the “Board”) created a Special Committee (the “Special Committee”) composed of outside directors to review matters relating to Comverse’s stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The Special Committee completed its investigations of Comverse’s stock option grant practices and other unrelated accounting matters and adopted a report on January 28, 2008 that was presented to the Board. A summary of the report was filed by Comverse with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K on January 29, 2008. In its report, the Special Committee concluded that the actual dates of measurement for certain past stock option grants for accounting purposes differed from the recorded grant dates for such awards. Consequently, we have also determined that certain of your options have exercise prices lower than the fair market value per share of the underlying Comverse common stock on the options’ measurement dates for financial reporting purposes and therefore may be subject to adverse personal tax consequences either under Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”).

These consequences for Eligible Optionees subject to Section 409A include income inclusion in the year of vesting (whether or not you have exercised affected options), and an additional 20% federal tax and interest charges. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation would occur in such manner even though the Eligible Portion of an Eligible Option remains unexercised. In addition, there may be additional taxes pursuant to similar state laws. Also, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized. If you elect to participate in this Offer, the Eligible Portion(s) (as defined below) of your Eligible Options (as defined below) should no longer be subject to the adverse personal tax consequences under Section 409A.

The “Expiration Time” of the Offer is 5:30 p.m., Eastern Time, on December 18, 2008. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires.

An option to purchase common stock of Comverse is eligible for this Offer (“Eligible Option”) only if each of the following conditions is met:

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▪

the option was granted to an “Eligible Optionee” (as defined below) under the Comverse Technology, Inc. 1996 Stock Option Plan, Comverse Technology, Inc., 1997 Stock Incentive Compensation Plan, Comverse Technology, Inc., 1999 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan, Boston Technology, Inc. 1994 Stock Incentive Plan or Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan (together, the “Plans”);

▪	the option was granted on any of the dates set forth in Attachment A hereto; and
▪

the option has an exercise price per share that was less, or may have been less, than the fair market value per share of the Comverse common stock underlying the option on the option’s measurement date for financial reporting purposes.

Only certain portions of Eligible Options may be amended under the Offer. The portion of the Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

▪	the portion of the Eligible Option that vested or is scheduled to vest after December 31, 2004;
▪	the portion of the Eligible Option that was granted to, and remains beneficially owned by, the Eligible Optionee; and
▪	the portion of the Eligible Option that remains outstanding and unexercised as of the Expiration Time.

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (as defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee (as defined below) are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempt from the adverse personal tax treatment under Section 409A and therefore are not subject to the Offer. Any amendment of the Eligible Portion(s) of your Eligible Options will not affect the Ineligible Portion(s) of your Eligible Options.

All individuals who were granted Eligible Options and who, as of the Expiration Time, are subject to federal income tax in the United States in respect of their Eligible Options may participate in the Offer (the “Eligible Optionees”). However, none of our current or former executive officers or members of our Board is eligible to participate in the Offer.

If you are an Eligible Optionee, in a separate communication in connection with this Offer to Amend, you will also receive your personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Options (including the Eligible Portion(s) thereof) (the “Election Form”). If you believe you are an Eligible Optionee and you have not yet received your personalized Election Form, please contact D.F. King & Co., Inc., which is acting as the information agent for the Offer (the “Information Agent”) at the contact information appearing on the back cover of this Offer to Amend.

As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A. Comverse has determined that certain options

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were granted, for accounting purposes, with an exercise price that is less than the fair market value per share of the underlying Comverse common stock subject to such options on the applicable “measurement date” (which is the date of grant for accounting purposes but which is not necessarily the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, these options may be deemed to have been granted, for tax purposes, with an exercise price that is less than the fair market value per share of the underlying Comverse common stock on the grant date (that is, they may be deemed to be “discounted” for tax purposes) and therefore may be subject to adverse personal tax consequences under Section 409A.

These adverse personal tax consequences, discussed in greater detail in this Offer to Amend, may include an obligation to recognize, in connection with the vesting of the option and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal tax under Section 409A, plus certain other state and federal tax penalties (including state taxes that may duplicate the additional tax imposed under Section 409A), all of which could result in an Eligible Optionee paying tax at an aggregate federal tax rate of 55% on the Eligible Portion as a consequence of the option being subject to Section 409A. In addition, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized.

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that may apply to the Eligible Portion(s) of their Eligible Options under Section 409A (and under state tax laws of similar effect). Under the currently available guidance for Section 409A, Eligible Optionees may be able to avoid or minimize the adverse personal tax treatment of Section 409A if certain changes are made to the Eligible Portion(s) of the Eligible Options on or before December 31, 2008. Therefore, we are offering to amend the exercise price of the Eligible Portion(s) of your Eligible Options to equal to the lesser of the fair market value per share of the underlying Comverse common stock on (a) the Eligible Option’s measurement date that was determined for accounting purposes, or (b) the expiration date of the Offer (such lesser amount being referred to as the “New Exercise Price”). If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option which is amended pursuant to the Offer (each, an “Amended Option”), you will also receive with respect to each Amended Option a cash payment equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of your Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding (the “Cash Payment”). If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment. We believe that as a result of such amendment the Eligible Portion(s) of your Eligible Options should no longer be subject to the adverse personal tax treatment of Section 409A (and state tax laws of similar effect). However, you should note that the application of Section 409A (and any state tax laws of similar effect) to the Eligible Portion(s) of the Eligible Options, as amended pursuant to this Offer, is not entirely free from doubt, and we make no representations as to the effect of this Offer on the application Section 409A and similar state taxes. See the Section 12 of the Offer to Amend, “Material U.S. Federal Income Tax Consequences.”

The table in substantially the form of Attachment A hereto sets forth, with respect to each original grant date at issue, the respective original exercise price, the “Revised Grant Date” (i.e.,

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the “measurement date” that was determined for accounting purposes) and the fair market value of the common stock on the Revised Grant Date (which is the “Measurement Date Price Per Share” for the Eligible Portion(s) of your Eligible Options if you accept this Offer), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Measurement Date Price Per Share). In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the Nasdaq Stock Market or “Pink Sheets”, as applicable. Accordingly, the Measurement Date Price Per Share set forth in Attachment A reflects the closing price of our common stock on the Nasdaq Stock Market on the Revised Grant Date and the fair market value of our common stock on the expiration date of the Offer will reflect the closing price of our common stock on the “Pink Sheets” on such date. We note that the Price Differential represents only the maximum cash amount per share that you may be eligible to receive under the terms of the Offer and that under the terms of the Offer you may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of the Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding. As indicated above, if you elect to have the exercise price of the Eligible Portion(s) of your Eligible amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of (i) the Measurement Date Price Per Share and (ii) the fair market value per share of the underlying Comverse common stock on the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of your Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment.

Each Eligible Option that is amended pursuant to this Offer (each an “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date, except that an Eligible Portion of an Amended Option will have a new exercise price and new deemed date of grant. The amendment of an Eligible Portion of an Eligible Option pursuant to this Offer will not affect the terms and conditions of the Ineligible Portion of such Eligible Option.

Promptly following the expiration of the Offer, each Eligible Optionee who holds an Amended Option will receive a Final Election Confirmation Statement (in substantially the form of Attachment D hereto). Eligible Optionees to which any Cash Payments are due under the terms of the Offer will be entitled to receive such Cash Payments regardless of whether they remain employed with Comverse or any of its subsidiaries on the actual payment date and regardless of whether the Amended Option to which such payment relates vested or ever vests. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended.

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You are not required to tender the Eligible Portion(s) of your Eligible Options for amendment. If you elect to tender the Eligible Portion(s) of your Eligible Options, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all the Eligible Portion(s) of your Eligible Options. If you decide to tender your Eligible Options, you may not tender less than all the Eligible Portion(s) of your Eligible Options. You may not tender options that are not the Eligible Portion(s) of Eligible Options. If you hold more than one Comverse option, you may hold both Eligible Options and options that are not affected by Section 409A. Your personalized Election Form will identify those options that are the Eligible Portion(s) of Eligible Options for purposes of this Offer.

If you have properly accepted this Offer, Comverse will amend the Eligible Portion(s) of your Eligible Options, effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the New Exercise Price and the Revised Grant Date. You will receive a Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) confirming your election within three business days after the Tender Agent receives your Election Form (or a change to your election) and then a Final Election Confirmation Statement (in substantially the form of Attachment D or Attachment E hereto, as applicable) within three business days after the Expiration Time of the Offer.

You should be aware that adverse personal tax consequences under Section 409A (and similar state tax laws of similar effect) may apply to any Eligible Option if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws of similar effect). Before deciding whether to tender the Eligible Portion(s) of your Eligible Options for amendment, you should carefully review this Offer to Amend, as well as the information on Comverse to which we refer you in this Offer to Amend.

ALTHOUGH THE COMPENSATION COMMITTEE OF THE BOARD HAS APPROVED THE OFFER, NONE OF COMVERSE, THE COMPENSATION COMMITTEE OR ANY OF THEIR REPRESENTATIVES MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND THE ELIGIBLE PORTION(S) OF YOUR ELIGIBLE OPTIONS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO AMEND THE ELIGIBLE PORTION(S) OF YOUR ELIGIBLE OPTIONS. YOU SHOULD CAREFULLY REVIEW THIS OFFER TO AMEND IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO AMEND THE ELIGIBLE PORTION(S) OF YOUR ELIGIBLE OPTIONS. WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, TAX AND LEGAL ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will requests for amendments be accepted, from or on behalf of Eligible Optionees residing in such jurisdiction.

However, we may take any actions necessary for us to make the Offer legally available to Eligible Optionees in any jurisdiction. Shares of our common stock are currently traded over the

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counter on the “Pink Sheets” under the symbol “CMVT.PK.” On November 14, 2008, the closing price of our common stock as reported on the “Pink Sheets” was $6.50 per share. As of October 31, 2008, options to purchase 11,372,150 shares of our common stock were issued and outstanding under the Plans, including the Eligible Portion(s) of the Eligible Options to purchase up to 673,262 shares of our common stock. This Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

You should direct questions about the Offer and requests for assistance in completing the necessary forms to D.F. King & Co., Inc. at the contact information appearing on the back cover of this Offer to Amend.

This transaction has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the applicable Plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We strongly recommend that you consult with your personal tax advisor to determine the tax consequences of electing or declining to participate in the Offer.

IMPORTANT

Whether you accept this Offer or not, we urge you to submit an Election Form that sets forth your election for each Eligible Portion of your Eligible Options. The form of Election Form is attached as Attachment B hereto and your personalized Election Form, which accompany this Offer to Amend, must be submitted to D.F. King & Co., Inc., which is acting as the tender agent for the Offer (the “Tender Agent”), by hand delivery, mail, overnight delivery, facsimile or email. The contact information of the Tender Agent appears on the back cover of this Offer to Amend. Your completed Election Form, and any subsequent change thereto, must be received by 5:30 p.m., Eastern Time, on December 18, 2008 (or a later termination date if we extend the Offer). Sufficient time should be allowed to ensure timely delivery. Any Election Form not received by the Tender Agent prior to the Expiration Time will be disregarded.

You may request an additional copy of any or all of these materials at no charge by contacting the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend the Eligible Portion(s) of your Eligible Options pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Amend (including the attachments hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Comverse. We recommend that you consult with your personal financial, tax and legal advisors to determine the tax and other consequences to you of electing or declining to participate in the Offer.

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TABLE OF CONTENTS

RISK FACTORS RELATING TO THE OFFER

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

THE OFFER

1	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER
2	PURPOSE OF THE OFFER
3	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER
4	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS
5	CHANGE IN ELECTION
6	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT
7	CONDITIONS OF THE OFFER
8	PRICE RANGE OF COMMON STOCK
9	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS
10	ACCOUNTING CONSEQUENCES OF THE OFFER
11	LEGAL MATTERS; REGULATORY APPROVALS
12	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
13	EXTENSION OF OFFER; TERMINATION; AMENDMENT
14	FEES AND EXPENSES
15	SOURCE AND AMOUNT OF CONSIDERATION
16	INFORMATION ABOUT COMVERSE
17	ADDITIONAL INFORMATION
18	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS
	ATTACHMENT A	Table of Grant Dates
	ATTACHMENT B	Form of Election Form
	ATTACHMENT C	Form of Notice of Receipt of Election Form (Pre-Expiration Time)
	ATTACHMENT D	Form of Final Election Confirmation Statement (Post-Expiration Time for Offer Participants)
	ATTACHMENT E	Form of Final Election Confirmation Statement (Post-Expiration Time for Offer Non-Participants)

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RISK FACTORS RELATING TO THE OFFER

Participation in this Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering the Eligible Portion(s) of your Eligible Options for amendment and relating to the Offer. You should carefully consider these risk factors relating to the Offer described below, and you should carefully read the remainder of this Offer to Amend (including the Exhibits to the Schedule TO) available at www.sec.gov and the attachments hereto or request copies of these documents by contacting the Information Agent before deciding to accept or decline the Offer.

Tax Risks

The determination as to whether your Eligible Options were granted at a discount for purposes of Section 409A is not completely certain.

As part of the investigation of our historical option grant practices and related accounting, it has been determined that the Eligible Options have a different “measurement date” for accounting purposes than the stated “grant date.” As the fair market value per share on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible Option, the Eligible Options were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A and the rules governing incentive stock options) must be the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Options, the tax treatment of Amended Options under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Options and pay an additional 20% federal tax plus additional interest penalties in respect of your Amended Options under Section 409A.

Because each Eligible Option was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant, such options may be subject to adverse personal taxation under Section 409A. Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised. Such income would be taxable at ordinary income rates and will also be subject to an additional 20% federal tax, and possibly interest charges, in addition to the usual applicable withholding and employment taxes. In addition, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized.

We believe that by accepting the Offer, an Eligible Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible Portion(s) of the Eligible Options to avoid or minimize the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse

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personal tax consequences of Section 409A. Therefore, it is not completely certain that amending the Eligible Portion(s) of the Eligible Options pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of the Eligible Portion(s) of your Eligible Options or pay an additional tax penalty and interest charge in respect of the Eligible Portion(s) of your Eligible Options under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Therefore, you may incur taxes and penalties under such provisions with respect to the Eligible Portion(s) of your Eligible Options based on the state in which you are subject to taxation in addition to the federal taxes and penalties you may pay under Section 409A.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to the Eligible Portion(s) of your Eligible Options as a result of your participation in the Offer.

Section 12 of this Offer to Amend describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You are strongly encouraged to consult with your personal tax advisor to confirm your individual federal and state tax exposure.

If your Eligible Options were granted with the intention of being treated as an “incentive stock option”(as such term is defined under the Code), it may be that your Eligible Options do not need to be amended under the Offer or that your participation in the Offer may limit your ability to claim that your Eligible Option is an “incentive stock option.”

Certain of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) as such term is defined for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of Comverse common stock on the “grant date” (among other requirements) to qualify as an ISO. In part because of this requirement as to the exercise price, ISOs are exempt from the adverse personal tax consequences of Section 409A. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, we will be treating all Eligible Options as non-qualified stock options (“NQOs”) from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer.

However, it should be noted that the amendment of the Eligible Portion(s) of the Eligible Options pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it may later be determined by the IRS that the Eligible Options could have remained ISOs if the Eligible Portion(s) of the Eligible Options had not been amended pursuant to the Offer. Additionally, if the IRS determines that

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the Eligible Options that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer to avoid the adverse personal tax consequences under Section 409A.

Section 12 of this Offer to Amend describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You should review Section 12 carefully and you are strongly encouraged to consult with your personal tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

If you participate in the Offer, there are a number of procedural steps that must be followed for you to amend the Eligible Portion(s) of your Eligible Options. These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offer to Amend. If you fail to follow these procedural steps, you will risk that the Eligible Portion(s) of your Eligible Options will not be amended in the Offer.

You are responsible for making sure that you have made an accurate and complete election prior to the Expiration Time. You should make a copy of the Election Form that you submit, and, if you submit your Election Form by email, retain for your records the Outlook email “delivery receipt” that you receive upon your submission and each Notice of Receipt of Election Form and Final Election Confirmation Statement that you receive.

You must submit all Election Forms to the Tender Agent by hand delivery, mail, overnight delivery, facsimile or email. The contact information for the Tender Agent appears on the back cover of this Offer to Amend.

Your Election Form, and any subsequent change thereto, must be received by the Tender Agent by 5:30 p.m., Eastern Time, on December 18, 2008 (or a later termination date if we extend the Offer). Sufficient time should be allowed to ensure timely delivery. Any Election Form not received by the Tender Agent prior to the Expiration Time will be disregarded.

You will receive a Notice of Receipt of Election Form confirming your election within three business days after the Tender Agent receives your Election Form (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. In the event that you do not receive the Notice of Receipt of Election Form or the Final Election Confirmation Statement confirming your elections in the time frames described above, please call the Tender Agent and send your printed copies of your Election Form or email delivery receipts (as applicable) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive, to the Tender Agent by hand delivery, mail, overnight delivery, facsimile or email, to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form or your Final Election Confirmation Statement, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

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OFFER TO AMEND ELIGIBLE OPTIONS

Summary Term Sheet and Questions and Answers

This section provides a table describing the material terms of the Offer and then reviews, in question-and-answer format, the material terms of the Offer. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offer to Amend (including the Exhibits to the Schedule TO) available at www.sec.gov and the attachments hereto or by request to the Information Agent, as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the section entitled “Risk Factors relating to the Offer.”

Summary of Material Terms of the Offers

Eligible Options

Eligible Options are those options that were granted (1) under any of the Plans, (2) with an exercise price per share that was less, or may have been less, than the fair market value per share of the Comverse common stock underlying the options on the options’ measurement date, and (3) with an original grant date as listed in Attachment A hereto. Note that all options granted on these dates are Eligible Options.

Eligible Portion

Only the Eligible Portion of an Eligible Option may be tendered in the Offer. The Eligible Portion of the Eligible Option is the portion that (1) vested, or is scheduled to vest, after December 31, 2004, (2) was granted to, and remains beneficially owned by, an Eligible Optionee and (3) remains outstanding and unexercised as of the Expiration Time.

Eligible Optionees

All individuals who were granted Eligible Options and who, as of the Expiration Time, are subject to U.S. taxation in respect of their Eligible Options may participate in the Offer. However, none of our current or former executive officers or members of our Board of Directors (the “Board”) is eligible to participate in the Offer.

Proposed Amendment

Comverse will amend the Eligible Portion(s) of the Eligible Options to reflect the New Exercise Price and Revised Grant Date. The other material terms and conditions of the Eligible Options, including the vesting schedule and option expiration date, will not be affected by the Offer.

New Exercise Price

The new exercise price per share of the Amended Options equal to the lesser of (i) the Measurement Date Price Per Share and (ii) the fair market value per share of the underlying Comverse common stock on the expiration date of the Offer.

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Measurement Date Price Per Share and Revised Grant Date	The Measurement Date Price Per Share and Revised Grant Date, as set forth on Attachment A hereto.
Cash Payment

If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option which is amended pursuant to the Offer, Eligible Optionees will receive with respect to each Amended Option a “Cash Payment” equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of an Eligible Option multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion, less applicable tax withholding. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended.

If the New Exercise Price is lower than the original exercise price of an Eligible Portion of an Eligible Option, an Eligible Optionee will not be entitled to receive any Cash Payment.

Expiration Time

5:30 p.m., Eastern Time, on December 18, 2008. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires.

Election Choices

If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, all Eligible Portion(s) of her or his Eligible Options must be tendered.

Treatment as Non-Qualified Stock Options

All Eligible Options will be treated as non-qualified stock options (“NQOs”) from and after the date on which the Offer commences, including any awards that were intended to qualify as incentive stock options (“ISOs”). See Section 12 of the Offer to Amend, “Material U.S. Federal Income Tax Consequences.

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Ineligible Portion

The portion of an Eligible Option (1) that is considered a “Grandfathered Option,” (2) that has already been exercised, (3) that has expired or otherwise been cancelled or (4) that is beneficially owned by someone other than the Eligible Optionee is not eligible for the Offer. A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004.

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Questions and Answers

General Questions about Section 409A, the Offer and its tax consequences

Please see the following sections of the Offer to Amend for more information on Section 409A: Section 2, “Purpose of the Offer”, and Section 12, “Material U.S. Federal Income Tax Consequences.” Please also see for further details about the terms and conditions of the Offer Section 1, Eligible Optionees; Eligible Options; the Proposed Amendment; Additional Considerations; the Amended Options; Expiration and Extension of Offer.”

Q1:	Why is Comverse making the Offer?

On March 14, 2006, Comverse’s Board of Directors (the “Board”) created a Special Committee (the “Special Committee”) composed of outside directors to review matters relating to Comverse’s stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The Special Committee completed its investigations of Comverse’s stock option grant practices and other unrelated accounting matters and adopted a report on January 28, 2008 that was presented to the Board. A summary of the report was filed by Comverse with the SEC in a Current Report on Form 8-K on January 29, 2008. In its report, the Special Committee concluded that the actual dates of measurement for certain past stock option grants for accounting purposes differed from the recorded grant dates for such awards. The Special Committee also determined that certain options granted to employees under certain of Comverse’s stock option plans were issued with exercise prices lower than the fair market value of the Comverse common stock underlying such options on the respective dates of grant. As such, these affected options are deemed, for accounting purposes, to have been granted at a discount. Based on the determination made for accounting purposes, the discounted options (for accounting purposes) may now be deemed to have been granted at a discount for tax purposes, which may expose the holders of these impacted stock option to potentially adverse tax treatment under Section 409A of the Internal Revenue Code (the “Code”) and state law equivalents.

The Offer is being made to permit certain holders (the “Eligible Optionees”) of those affected options (the “Eligible Options”) to address the potential adverse personal tax consequences that may apply to the Eligible Portion(s) of their Eligible Options under Section 409A and state law equivalents. By amending the Eligible Portion(s) of such Eligible Options, the Eligible Optionee should be able to minimize or avoid the application of such adverse federal tax treatment and state law equivalents. However, you should note that the application of Section 409A to the Eligible Portion(s) of the Eligible Options is not entirely free from doubt, and we make no representations as to the effect of this Offer under Section 409A or state tax laws that are similar to Section 409A.

Q2:	What is Section 409A?

Effective January 1, 2005, Section 409A of the Code was added to the Code by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

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Q3:	What are the tax consequences to me under Section 409A if I do not accept the Offer?

As of the date of this Offer, based on currently available guidance, we believe that the following adverse U.S. federal tax consequences may apply to Eligible Portion(s) of Eligible Options:

▪

For Eligible Portion(s) of Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted options vest. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation would occur in such manner even though the Eligible Portion of an Eligible Option remains unexercised.

▪

The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

▪	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.
▪	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

We believe that taxation would occur in such manner even though the option remains unexercised. It is also possible that the optionee may be subject to additional annual income taxes and penalty taxes as described above, each year after vesting on any increase in the value of the option shares that has not previously been recognized as income, until the option is exercised or expires. While it is not clear how any future annual increases in value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year.

In addition, certain states have also adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties under such state law provisions with respect to discounted options based on the state in which he or she is subject to taxation. Also, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized. You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on the Eligible Portion(s) of your Eligible Options. However, you should note that Comverse will report to the IRS (and any applicable state taxing authorities), and applicable tax withholdings will be made in respect of, any income that should be recognized by you under Section 409A (and any state law equivalent) in connection with those Eligible Portion(s) of Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any income and other taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

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Q4:     What are the tax consequences to me if I accept the Offer and amend the Eligible Portion(s) of my Eligible Options?

If you accept the Offer to amend the Eligible Portion(s) of your Eligible Options, the amendment of the Eligible Portion(s) of your Eligible Options should not be a taxable event for U.S. federal income tax purposes.

We believe that we have complied in good faith with available guidance with respect to offering to amend the Eligible Portion(s) of Eligible Options pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect.

Q5:     If my Eligible Options were granted as ISOs, will participation in the Offer cause them to be treated as NQOs?

Some of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (“ISOs”) for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of Comverse common stock on the “grant date” (among other requirements) to qualify as an ISO. Under Section 409A, ISOs are exempt from the adverse personal tax consequences described above. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, Comverse will be treating all Eligible Options as non-qualified stock options (“NQOs”) from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer.

In addition, it should be noted that the amendment of the Eligible Options pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it may later be determined by the IRS that the Eligible Options could have remained ISOs if the Eligible Options had not been amended pursuant to the Offer. Additionally, if the IRS determines that the Eligible Options that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer to avoid the adverse personal tax consequences under Section 409A.

Q6:	What happens if the Internal Revenue Code changes again?

Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, the final regulations, or other changes to Section 409A, will not affect the tax treatment of your Eligible Options in the future. We do not expect to offer another option amendment program in the foreseeable future. However, based on additional guidance or final regulations issued by the U.S. Treasury Department or the IRS, we may consider additional remedial actions.

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Q7:     Why may Comverse options be deemed to have been granted at a discount for purposes of Section 409A?

As part of the Special Committee’s investigation into our option grant practices, it has been determined that certain options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement. As the fair market value on the “measurement date” exceeds the fair market value on the “grant date,” the options are deemed to have been granted at a discount for purposes of our accounting treatment of the options.

The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. Based on the currently available guidance under the Code, we believe that the IRS may determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) is the same as the “measurement date” (for accounting purposes) and, therefore, that the Comverse options were granted at a discount for purposes of Section 409A.

Q8:	What is the Offer?

Comverse is offering to amend the Eligible Portion(s) of certain stock option grants that may be deemed to be discounted options so they should no longer be subject to the adverse personal tax treatment of Section 409A. Specifically, Comverse is offering to amend the Eligible Portion of each Eligible Option to reflect the Revised Grant Date and the New Exercise Price.

Each Eligible Option that is amended pursuant to this Offer (the “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date and the terms of the applicable Plan under which it was granted.

As an additional part of the Offer, if the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of your Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. Eligible Optionees will be entitled to receive the Cash Payment regardless of whether they remain employed with Comverse or any of its subsidiaries on the actual payment date and regardless of whether the Eligible Portion of the Amended Option to which such payment relates has vested. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment.

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Q9:	Which Comverse options are subject to the Offer?

As previously described, certain option grants that we call “Eligible Options” may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A and it is these options that are the subject of the Offer. If you are an Eligible Optionee, you should have received a personalized Election Form that identifies your Eligible Options. Please see Q9 for more information on your status as an Eligible Optionee. Eligible Options are those options that have each of the following characteristics:

▪

options that were granted (1) to an “Eligible Optionee” (as defined below) under the Comverse Technology, Inc. 1996 Stock Option Plan, Comverse Technology, Inc., 1997 Stock Incentive Compensation Plan, Comverse Technology, Inc., 1999 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan, Boston Technology, Inc. 1994 Stock Incentive Plan or Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan (together, the “Plans”); (2) on any of the dates set forth in Attachment A hereto; and (3) with an exercise price per share that was less, or may have been less, than the fair market value per share of the Comverse common stock underlying the option on the option’s measurement date for financial reporting purposes.

If you have a question as to whether any option that you were granted is an Eligible Option, please see the personalized Election Form sent to you in connection with this Offer to Amend. If you have any questions regarding your Election Form, or if you did not receive your Election Form, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Q10:	What is the Eligible Portion of my Eligible Option?

The portion of an Eligible Option that may be amended under the Offer has each of the following characteristics:

▪	the portion of the Eligible Option that vested, or is scheduled to vest, after December 31, 2004;
▪	the portion of the Eligible Option that was granted to, and remains beneficially owned by the Eligible Optionee; and
▪	the portion of the Eligible Option that remains outstanding and unexercised as of the Expiration Time.

Only an Eligible Optionee may participate in the Offer. Therefore, any portion of an Eligible Option that is “beneficially owned” by a person who is not an Eligible Optionee may not be amended in the Offer. For example, if part of an Eligible Option is assigned by a domestic relations order (or comparable legal document) to your former spouse, only the portion that is beneficially owned by you may be eligible for amendment in the Offer.

Q11: Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted an Eligible Option and, as of the Expiration Time, you are subject to taxation in the United States in respect of your Eligible Options. However, none of our current or former executive officers or members of our Board is eligible to participate in the Offer.

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If you are an Eligible Optionee, you should have received a personalized Election Form that describes your Eligible Options. If you believe that you are an Eligible Optionee and if you have not yet received your personalized Election Form, please contact the Tender Agent immediately at the contact information appearing on the back cover of this Offer to Amend.

Q12:	If I live outside of the United States, may I participate in the Offer?

If you are an Eligible Optionee who is subject to taxation in the United States, you may participate in the Offer regardless of where you live.

Q13:	Does the Offer apply to shares of Comverse common stock that I currently own?
No. The Offer relates only to Eligible Options that are currently unexercised.

Q14:   What happens to the portion of my Eligible Options that was vested as of December 31, 2004?

Under the currently available guidance under Section 409A, stock options (or any portion of a stock option) that had vested as of December 31, 2004 are exempted, or “Grandfathered Options,” from the adverse personal tax treatment under Section 409A.

Q15:	Will the vesting of my Eligible Options change if I participate in the Offer?

No. Your Eligible Options, as amended by the Offer, will continue to be subject to the current vesting schedule.

Q16:   Will the number of shares subject to my Eligible Options change if I participate in the Offer?

No. The number of shares of Comverse common stock subject to the Eligible Options will not change, except as such number may change in accordance with the terms of the applicable Plan in the event of any change in the capitalization of Comverse between the time the Offer commences and the Expiration Time.

Q17:   Why am I receiving this Offer to Amend? Why does this Offer to Amend refer to the “tendering”of my Eligible Options? What does “tender”mean?

We are offering to amend the Eligible Portion(s) of Eligible Options in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are offering a new option to you in exchange for your existing option, or to “tender” your Eligible Options to us and in exchange we will give you Amended Options. The SEC requires that if we are asking you to “tender” your Eligible Options, then we must make certain filings with the SEC and provide you with disclosures such as those contained in the Offer to Amend. The Offer to Amend contains the official terms and conditions of our Offer.

We will occasionally refer in this document to you “tendering” your Eligible Options for amendment, by which we mean that you will deliver your Election Form to the Tender Agent to amend the Eligible Portion(s) of your Eligible Options for acceptance upon the expiration of the Offer.

Q18:	What does it mean to be a “beneficial owner”of an Eligible Option?

The term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in an Eligible Option.

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Questions About the New Exercise Price

Q19:	How is the “New Exercise Price” determined?

The New Exercise Price of the Amended Options equals to the lesser of (i) the Measurement Date Price Per Share and (ii) the fair market value per share of the underlying Comverse common stock on the expiration date of the Offer. Our Board has determined the Measurement Date Price Per Share based on the Revised Grant Date that was determined as part of the recent investigation by the Special Committee of our option grant practices. The Revised Grant Date is the “measurement date” that was determined for accounting purposes, and the Measurement Date Price Per Share is the fair market value of a share of our common stock on the Revised Grant Date. In determining the fair market value of our common stock, we use the closing price of our common stock on the Nasdaq Stock Market or the “Pink Sheets”, as applicable. Accordingly, the Measurement Date Price Per Share in the table attached hereto as Attachment A reflects the closing price of our common stock on the Nasdaq Stock Market on the Revised Grant Date and the fair market value of our common stock on the expiration date of the Offer will reflect the closing price of our common stock on the “Pink Sheets” on such date.

Q20:        If I elect to amend the Eligible Portion(s) of my Eligible Options, does the applicable New Exercise Price apply to all of the shares subject to my Eligible Options?

No. The New Exercise Price applies only to the number of shares subject to the Eligible Portion of Eligible Options that is amended pursuant to the Offer. The other shares that may be purchased upon the exercise of your Eligible Options (i.e., the shares that you purchase upon the exercise of the Ineligible Portion) will be purchased at the original exercise price.

Q21:	If I elect to amend the Eligible Portion(s) of my Eligible Options, when can I exercise?

If you have properly accepted this Offer, Comverse will amend the Eligible Portion(s) of your Eligible Options, effective as of the Expiration Time (such date, the “Amendment Date”) to reflect the New Exercise Price and Revised Grant Date. We will send you a Notice of Receipt of Election Form confirming your election within three business days after the Tender Agent receives your election (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. As a result of its delinquency in the filing of periodic reports, Comverse determined in April, 2006 that it could no longer use its registration statement on Form S-8 and, consequently, suspended any exercise of options until it is able to become current in its periodic reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As Comverse has been unable to become current with its periodic reporting obligations, the exercise suspension continues to be in effect. In addition, at any time after Comverse becomes current in its reporting obligations, any exercise of your options must comply with the Comverse Policy on Insider Trading and Communications with the Public, which is available on Comverse’s web site, www.cmvt.com, and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise your unvested shares of your options.

Questions About the Cash Payment

Q22:	How is the Cash Payment calculated?

As an additional part of the Offer, if the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New

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Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of your Eligible Option multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion, less applicable tax withholding. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment.

Please note that the Price Differential set forth in Attachment A hereto (i.e., the difference per share between the original Exercise Price and the Measurement Date Price Per Share) represents only the maximum cash amount per share that you may be eligible to receive under the terms of the Offer and that, as discussed above, under the terms of the Offer you may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of the Comverse common stock on the expiration date of the Offer.

Q23:	If I am entitled to the Cash Payment under the terms of the Offer, when will I be paid?

If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended.

Q24:        Is the Cash Payment subject to vesting? If I am entitled to the Cash Payment under the terms of the Offer, will I receive the Cash Payment if my employment terminates before I fully vest in the shares subject to the Eligible Portion(s) of the Amended Options or before the Cash Payment is paid?

The Cash Payment is not subject to vesting or otherwise subject to forfeiture. Eligible Optionees entitled to the Cash Payment under the terms of the Offer will be entitled to receive the Cash Payment regardless of whether they remain employed with Comverse or any of its subsidiaries on the actual payment date and regardless of whether the Eligible Portion(s) of the Amended Options to which such payment relates has vested or ever vests.

Q25:        If I am entitled to the Cash Payment under the terms of the Offer, will I receive the Cash Payment even if I never exercise the Amended Options?

Yes. If the Cash Payment is due under the terms of the Offer, it will be paid in January 2009, regardless of whether you have exercised the Amended Options at that time and regardless of whether you ever exercise the Amended Options.

Q26:	Will I be taxed on the Cash Payment?

Yes. The Cash Payment will be deemed compensation income to you. Accordingly, amounts required for employment and income taxes on the Cash Payment will be withheld as required by applicable law.

Questions About Deciding Whether to Participate in the Offer

Q27:	Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend the Eligible Portion(s) of your Eligible Options. However, at this time, Comverse considers this Offer a one-

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time-only opportunity, and is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend the Eligible Portion(s) of their Eligible Options to comply with Section 409A and applicable state tax laws of similar effect.

Q28:        If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Options? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

If you tender an Eligible Option for amendment, you must tender the entire Eligible Portion of that Eligible Option. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all the Eligible Portion(s) of your Eligible Options. You may not tender less than all of your Eligible Options.

Q29:	What happens if I hold an Eligible Option and I do not participate in the Offer?

If you do not elect to participate in the Offer, or if your election covers less than all of the Eligible Portion(s) of your Eligible Options, then Comverse will not amend any of your Eligible Options to reflect the applicable New Exercise Prices and Revised Grant Dates. In addition, you will have no right to receive any Cash Payment. However, you should be aware that adverse personal tax consequences under Section 409A (and state tax laws) may apply to any Eligible Portion of an Eligible Option that is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws).

Q30:       Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Comverse?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from Comverse. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q31:	What does Comverse think of the Offer?

Although the Compensation Committee of the Board has approved the Offer, none of Comverse, the Compensation Committee or any of their representatives makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portion(s) of your Eligible Options. You should carefully review this Offer to Amend, all of the Exhibits to the Schedule TO available at www.sec.gov or upon request to the Information Agent and the attachments hereto in their entirety before deciding whether to elect to participate in the Offer. We strongly recommend that you consult with your personal financial, tax and legal advisors in order to determine whether to accept or decline this Offer.

Q32:	What risks should I consider in deciding whether to participate in the Offer?

Amending the Eligible Portion(s) of your Eligible Options pursuant to the Offer does involve some risks. In particular, if you amend an Eligible Option, you will agree to a change in the exercise price for the Eligible Portion of such Eligible Option. In amending your Eligible Options, you should also carefully consider this fact as well as certain tax risks, which are described under the Section of the Offer to Amend entitled “Risk Factors Relating to the Offer.”

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Q33:	How might stock price fluctuations in the future impact my decision?

While we believe that this Offer will give Eligible Optionees the opportunity to avoid or minimize the adverse personal tax consequences of Section 409A and state tax laws of similar effect, we cannot guarantee that Eligible Optionees will ultimately be better off by holding options with the New Exercise Price(s) than they would by not participating in the Offer, exercising at the original exercise price, and paying the resulting taxes and any associated penalties and interest charges. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of accepting or rejecting the Offer.

Q34:	Where can I find more information about the Offer?

The complete terms and conditions of the Offer are set forth in the Offer to Amend, including the Exhibits to the Schedule TO available at www.sec.gov or by contacting the Information Agent and the attachments hereto. You should carefully read the Offer to Amend in its entirety to learn about the Offer.

In addition, Comverse will be holding audio informational meetings that will review the terms and conditions set forth in the Offer to Amend. These meetings will be held on December 1, 2008 at 10:00 a.m., Eastern Time, and December 4, 2008 at 7:00 a.m., Eastern Time. Eligible Optionees may participate by calling the following number:

Toll-Free (U.S. & Canada): 1-800-214-0694

International: 1-719-955-1425

Conference ID: 461548

Questions About the Process of Making an Election Under the Offer

Q35:	If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, then you should have received a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Options (including the Eligible Portion(s) thereof). If you believe you may be an Eligible Optionee and have not yet received your personalized Election Form, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Whether you accept the Offer or not, we urge you to submit an Election Form that sets forth your election for all of your Eligible Options. To submit your personalized Election Form you must complete and sign the form and submit your completed personalized Election Form to the Tender Agent by hand delivery, mail, overnight delivery, facsimile or email. In all cases, sufficient time should be allowed to ensure timely delivery. If you submit your Election Form by email, please use the “delivery receipt” option in Outlook so that you have a record of delivery. Your Election Form, and any subsequent change thereto, must be received by 5:30 p.m., Eastern Time, on December 18, 2008 (or a later termination date if we extend the Offer). Any Election Form not received by the Tender Agent prior to the Expiration Time will be disregarded.

Please keep a copy of your Election Form and, if you sent your Election Form by email, the email delivery receipt for your records.

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Q36:        If I am an Eligible Optionee but I do NOT want to amend the Eligible Portion(s) of my Eligible Options, do I need to fill out an Election Form?

If you are an Eligible Optionee, we urge you to fill out an Election Form even if you do not wish to amend the Eligible Portion(s) of your Eligible Options in order to formally notify Comverse that you are rejecting the Offer as to the Eligible Options of your Eligible Options.

Please note that if you do not elect to amend the Eligible Portion(s) of your Eligible Options, adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to the Eligible Portion(s) of your Eligible Options, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and similar state tax laws).

Q37:	During what period of time may I make my election?

The Offer, and your right to tender or not to tender the Eligible Portion(s) of your Eligible Options for amendment, and your right to withdraw or change any previous election to tender or not to tender the Eligible Portion(s) of the Eligible Portion(s) of your Eligible Options for amendment, expires at 5:30 p.m., Eastern Time, on December 18, 2008 (the “Expiration Time”, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open).

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. We must receive your Election Form (and any changes thereto) before the extended Expiration Time. If we do not receive your complete and correct Election Form and any other required documentation before the Expiration Time, you will not be able to amend the Eligible Portion(s) of your Eligible Options or pay you the Cash Payment if otherwise due under the terms of the Offer to Eligible Optionees who elect to amend the Eligible Portions of their Eligible Options.

Q38:       How will I know if the period of time during which the Offer will remain open is extended?

If we extend the period of time during which the Offer is open, we will issue an announcement. Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include a communication by email or mail from the Tender Agent.

Q39:       What happens if my service with Comverse or any of its subsidiaries terminates prior to the Expiration Time?

If your service with us terminates prior to the Expiration Time, you will continue to be an Eligible Optionee or any of our subsidiaries eligible to participate in the Offer.

Q40:	Can I change my election after I have submitted my Election Form?

You may change your previously submitted Election Form at any time prior to the Expiration Time. You may change your previously submitted election more than once. To submit a change to your election during the Offer, you must send a copy of a new later dated Election Form to the Tender Agent by hand delivery, mail, overnight delivery, facsimile or email prior to the Expiration Time. You should keep a copy of your revised Election Form and, if sent by email, the email delivery receipt with your other records for this Offer.

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Q41:	Can I exercise my Eligible Options prior to the Expiration Time?

No. As a result of its delinquency in the filing of periodic reports, Comverse determined in April, 2006 that it could no longer use its registration statements on Form S-8 and, consequently, suspended any exercise of options until it is able to become current in its periodic reporting under the Exchange Act. As Comverse has been unable to become current in its periodic reporting obligations, the exercise suspension continues to be in effect.

Q42:	Will Comverse tell me if there is a problem with my Election Form?

If you have properly submitted your Election Form, the Tender Agent will send you a Notice of Receipt of Election Form within three business days after your election (or change in election) is received. If you do not receive such a Notice of Receipt of Election Form, please contact the Tender Agent. Please note that Comverse is not obligated to give you notice of any defects or irregularities in any Election Form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities.

Q43:	How will I know if I have properly accepted the Offer?

You will receive a Notice of Receipt of Election Form confirming your election within three business days after your election (or a change to your election) is received and then a Final Election Confirmation Statement within three business days after the Expiration Time. If you have a question prior to the Expiration Time regarding the validity of your election, please contact the Information Agent.

Comverse will determine, in our discretion, all questions as to the form and validity, including time of receipt, of documentation related to this Offer. Our determinations regarding these matters will be final and binding.

Q44:        If I accept the Offer, when will the Eligible Portion(s) of my Eligible Options be amended?

Unless we amend or terminate the Offer in accordance with its terms, Comverse will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election (and did not validly revoke that election) effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be December 18, 2008) to reflect the applicable New Exercise Price and Revised Grant Date.

Q45:         Is there any reason why the Eligible Portion(s) of my Eligible Options would not be amended if I make an election to accept the Offer?

This Offer is subject to the terms and conditions described in the Offer to Amend. We will only accept elections as to the Eligible Portion(s) of the Eligible Options that are properly submitted by Eligible Optionees for amendment and not validly withdrawn in accordance with Sections 4 and 5 of the Offer to Amend before the Expiration Time. We may, however, reject any or all Election Forms to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Options tendered for amendment or to the extent certain conditions described in the Offer to Amend exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offer to Amend.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

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OFFER TO AMEND ELIGIBLE OPTIONS

INTRODUCTION

THE OFFER

1. ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER.

Comverse Technology, Inc. (“Comverse”) is offering certain optionees the opportunity to amend certain portions of certain options to purchase Comverse common stock that were granted under the Comverse Technology, Inc. 1996 Stock Option Plan, Comverse Technology, Inc., 1997 Stock Incentive Compensation Plan, Comverse Technology, Inc., 1999 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan, Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan, Boston Technology, Inc. 1994 Stock Incentive Plan or Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan(together, the “Plans”) and, under certain circumstances, to receive cash payments. As described in this Section 1 of this Offer to Amend Eligible Options (the “Offer to Amend”), the Eligible Portion(s) of the Eligible Options will be amended to reflect the applicable “Revised Grant Dates” (i.e., in each case, the “measurement date” that was determined for accounting purposes) and the “New Exercise Prices” (i.e., in each case, the lesser of the fair market value of the common stock on (i) the Revised Grant Date, and (ii) the expiration date of the Offer (as defined herein)) as applicable to the Eligible Portion(s) (as defined herein). The other material terms and conditions of the Eligible Options (as amended pursuant to this Offer, the “Amended Options”), including any current vesting schedule, will not be affected by the Offer.

We are making the Offer on the terms and subject to the conditions described in this Offer to Amend, as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned upon the acceptance of the Offer by a minimum number of Eligible Optionees or the tender of elections to amend options covering a minimum number of shares.

Eligible Optionees.

All individuals who were granted Eligible Options and who, as of the Expiration Time, are subject to federal income tax in the United States in respect of their Eligible Options may participate in the Offer (the “Eligible Optionees”). However, none of our current or former executive officers or members of our Board of Directors (the “Board”) is eligible to participate in the Offer. Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, if you are a current employee of Comverse or any of its subsidiaries, your employment with Comverse or any of its subsidiaries will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us (or any of our subsidiaries) at any time.

Eligible Options.

The options that are the subject of this Offer are those options that have each of the following characteristics (the “Eligible Options”):

▪	options that were granted to an Eligible Optionee under any of the Plans;

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▪	options with an original grant date set forth in Attachment A hereto; and
▪

options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the Comverse common stock underlying the options on the options’ measurement date for financial reporting purposes.

If you have a question as to whether an option that was granted to you is an Eligible Option, see the personalized Election Form sent to you in connection with this Offer to Amend. If you have any questions regarding your Election Form or you did not receive your Election Form, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Only certain portions of an Eligible Option may be amended under the Offer. The portion of an Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

▪	the portion of an Eligible Option that vested, or is scheduled to vest, after December 31, 2004;
▪	the portion of an Eligible Option that was granted to, and remains beneficially owned by the Eligible Optionee; and
▪	the portion of an Eligible Option that remains outstanding and unexercised as of the Expiration Time.

Any portion beneficially owned by a person who is not an Eligible Optionee may not be amended in the Offer (even if legal title to that portion of an Eligible Option is held by you and you are an Eligible Optionee). If part of an Eligible Option is assigned by a domestic relations order (or comparable legal document) to your former spouse, only the portion that is beneficially owned by you may be eligible for amendment in the Offer.

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (as defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempt from the adverse personal tax treatment under Section 409A and therefore are not subject to the Offer. Any amendment of the Eligible Portion(s) of your Eligible Options will not affect the Ineligible Portion(s) of your Eligible Options.

If you are an Eligible Optionee, then in a separate communication being sent to you in connection with this Offer to Amend, you will also receive a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Options (including the Eligible Portion(s) thereof) (the “Election Form”). If you believe that you are an Eligible Optionee and you have not yet received your personalized Election Form, please contact the Information Agent immediately at the contact information appearing on the back cover of this Offer to Amend.

As of October 31, 2008, options to purchase 11,372,150 shares of Comverse common stock were outstanding under our Plans with exercise prices of between $7.11 and $98.11 per share. Of these options, the Eligible Portion(s) of the Eligible Options cover an aggregate of

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673,262 shares of our common stock. As of October 31, 2008, the shares of common stock issuable upon the exercise of the Eligible Portion(s) of the Eligible Options represent approximately 5.9% of the total shares of common stock issuable upon exercise of all options outstanding under the Plans and approximately 0.325% of the total outstanding shares of Comverse’s common stock on a fully-diluted basis.

The Proposed Amendment.

The Offer is an offer to amend the exercise price of the Eligible Portion(s) of your Eligible Options to equal to the lesser of the fair market value per share of the underlying Comverse common stock on (a) the Eligible Option’s measurement date that was determined for accounting purposes, or (b) the expiration date of the Offer (such lesser amount being referred to as the “New Exercise Price”). Attachment A hereto sets forth the original date of grant, the original exercise price, the “Revised Grant Date(s)” (i.e., the “measurement date” that was determined for accounting purposes), the “Measurement Date Price(s) Per Share” (i.e., the fair market value per share of the common stock on the applicable Revised Grant Date), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Measurement Date Price Per Share). In determining the fair market value of a share of our common stock on a given date, we used the closing price of our common stock on the Nasdaq Stock Market or the “Pink Sheets,” as applicable. Accordingly, the Measurement Date Price(s) Per Share in the table set forth in Attachment A hereto reflects the closing price of our common stock on the Nasdaq Stock Market on the Revised Grant Date(s) and the fair market value of our common stock on the expiration date of the Offer will reflect the closing price of our common stock on the “Pink Sheets” on such date. We note that the Price Differential represents only the maximum cash amount per share that you may be eligible to receive under the terms of the Offer and that under the terms of the Offer you may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of the Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding.

As indicated above, if you elect to have the exercise price of the Eligible Portion(s) of your Eligible amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of (i) the Measurement Date Price Per Share and (ii) the fair market value per share of the underlying Comverse common stock on the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of your Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment.

Eligible Options amended pursuant to this Offer (the “Amended Options”) will generally have the same material terms and conditions as prior to the amendment, including the same vesting schedule and expiration date, except that an Amended Option will have a new exercise price and new deemed date of grant. The amendment of an Eligible Portion of an Eligible Option pursuant to this Offer will not affect the terms and conditions of the Ineligible Portion of such Eligible Option.

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Promptly following the expiration of the Offer, we will send each Eligible Optionee who holds an Amended Option a Final Election Confirmation Statement (in substantially the form of Attachment D hereto). Eligible Optionees to which any Cash Payments are due under the terms of the Offer will be entitled to receive such Cash Payments regardless of whether they remain employed with Comverse or any of its subsidiaries on the actual payment date and regardless of whether the Amended Option to which such payment relates vested or ever vests. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended.

You are not required to tender the Eligible Portion(s) of your Eligible Options for amendment. If you elect to tender the Eligible Portion(s) of your Eligible Options, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all the Eligible Portion(s) of your Eligible Options. You may not tender less than all of the Eligible Portion(s) of your Eligible Options. You may not tender options that are not the Eligible Portion(s) of Eligible Options. If you hold more than one Comverse stock option, you may hold both Eligible Options and options that are not affected by Section 409A. Your personalized Election Form will identify those options that are the Eligible Portion(s) of Eligible Options for purposes of this Offer.

Additional Considerations.

In deciding whether to accept the Offer to amend the Eligible Portion(s) of your Eligible Options to reflect the applicable New Exercise Prices and Revised Grant Dates, you should know that Comverse continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the SEC, we presently have no plans, proposals or negotiations that relate to or would result in:

(a) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our material subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board or executive management team, including any plans to change the number or term of our directors or to fill any existing Board vacancies or to change the material terms of any executive officer’s employment;

(e) any other material change in our corporate structure or business;

(f) our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

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(g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(h) the suspension of our obligation to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act;

(i) the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(j) any material change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person, except that the Board approved, and resolved to submit for shareholder approval, an amendment to Comverse’s Certificate of Incorporation that would, except in the case of contended elections, provide for the election of directors by a majority vote of the votes cast, in place of a plurality of the votes cast.

The Amended Options.

Unless we amend or terminate the Offer in accordance with its terms, Comverse will amend the Eligible Portion(s) of Eligible Options as to which participating Eligible Optionees properly made a valid election (and did not validly revoke that election), effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be 5:30 p.m., Eastern Time, on December 18, 2008) to reflect the applicable New Exercise Prices and Revised Grant Dates as applicable to the Eligible Portion(s).

The amendment of the Eligible Portion(s) of Eligible Options pursuant to the Offer will not affect the terms and conditions of the Eligible Portion(s), other than as to the exercise price and deemed date of grant, and will not affect the Ineligible Portion(s) of the Eligible Options. Each Amended Option will continue to be subject to the same exercise and vesting schedule as in effect prior to the amendment pursuant to the Offer. The number of shares of our common stock subject to each Amended Option will be equal to the number of shares of our common stock subject to the applicable Eligible Portion(s) of Eligible Options prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plans).

Each Amended Option (including the Ineligible Portion, if any) will continue to be subject to the terms and conditions of the applicable Plan under which it was granted. The terms of the Plans permit us to amend outstanding options with the written consent of the optionee. The Plans are administered by our Board and one committee appointed by the Board to administer the Plans, specifically the Compensation Committee. The issuances of all shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of the Amended Options, will be registered under the Securities Act of 1933, as amended (the “Securities Act”) on one or more Registration Statements on Form S-8 as soon as practicable after Comverse becomes current in its reporting obligations under applicable securities laws. The preceding description of the Plans is a summary and is not complete. Additional information about the Plans may be found in the Plans, which are filed as Exhibits to the Schedule TO available at www.sec.gov and are incorporated herein by reference. Please contact the Information Agent to request copies of the Plans at the contact information appearing on the back cover of this Offer to Amend. Copies will be provided promptly and at our expense.

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You should carefully review the current terms of your Eligible Options, as well as the applicable Plan.

Please note, however, that this Offer is subject to the terms and conditions described in this Offer to Amend. As further described in Section 6 below, we will only accept elections as to the Eligible Portion(s) of the Eligible Options that are properly submitted for amendment and not validly withdrawn (in accordance with Sections 4 and 5 of this Offer to Amend) before the Expiration Time. We may, however, reject an Election Form to the extent that we determine it was not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Portion(s) of an Eligible Option tendered for amendment or to the extent certain conditions described in this Offer to Amend exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offer to Amend.

Expiration and Extension of Offer.

The Offer, your right to tender or not to tender the Eligible Portion(s) of your Eligible Options for amendment, and your right to withdraw or change any previous election to tender or not to tender your the Eligible Portion(s) of Eligible Options for amendment, expires at 5:30 p.m., Eastern Time, on December 18, 2008, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If you wish to accept the Offer, you must make a voluntary election before the Expiration Time to amend the Eligible Portion(s) of your Eligible Options. Any election to amend the Eligible Portion(s) of your Eligible Options, if not validly withdrawn before the Expiration Time, will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required election documents before the extended Expiration Time. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended. Section 13 of this Offer to Amend describes our rights to extend, terminate and amend the Offer.

If you do not elect to amend the Eligible Portion(s) of your Eligible Options before the Expiration Time, the Eligible Portion(s) of your Eligible Options will remain subject to the current terms, including the current exercise price(s), exercise schedule(s) and expiration date(s). You should be aware that adverse personal tax consequences under Section 409A (and state tax laws of similar effect) may apply to each of the Eligible Portion(s) of your Eligible Options if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws of similar effect). We urge you to consult with your personal financial, tax and legal advisors.

2. PURPOSE OF THE OFFER.

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We granted the Eligible Options to attract

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and motivate our employees and to strengthen the alignment of interests between our employees and shareholders.

As a result of investigations by the Special Committee, which was created to review matters relating to Comverse’s stock option grant practices, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed, the Special Committee determined that certain options that were approved for grant under the Plans were granted at a discount from fair market value for accounting purposes and, therefore, may be subject to adverse personal tax consequences under Section 409A and the guidance and the proposed regulations issued by the IRS thereunder. Section 409A, effective January 1, 2005, was added by the AJCA to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options granted with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Although it is not clear how options which are deemed to be deferred compensation would be treated under Section 409A, we believe that the following adverse U.S. federal income tax consequences may apply to Eligible Portion(s) of Eligible Options:

▪

For Eligible Portion(s) of Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted options vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation would occur in such manner even though the Eligible Portion(s) of an Eligible Option remains unexercised.

▪

The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

▪	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.
▪	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

Please note that it is likely that no tax benefit is recognized as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A. In addition, some states have also adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties based on the state in which he or she is subject to taxation. In addition, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized. You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

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The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that may apply to the Eligible Portion(s) of their Eligible Options under Section 409A, by amending the Eligible Portion(s) of such Eligible Options with terms that we believe should avoid or minimize the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt and we make no representations as to the effect of this Offer under Section 409A or under similar state tax laws. See Section 12, “Material U.S. Federal Income Tax Consequences.”

None of Comverse, the Compensation Committee of the Board or any of their representatives will make any recommendation as to whether you should accept the Offer to amend the Eligible Portion(s) of your Eligible Options, nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) may apply to each of your Eligible Options if it is not amended pursuant to the Offer and you will be solely responsible for such consequences. You are urged to evaluate carefully all of the information in the Offer and to consult your personal financial, tax and legal advisors.

3. STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Options, your Eligible Options will remain outstanding in accordance with the existing terms and you may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws) with respect to the Eligible Portion(s). You will be solely responsible for any taxes, penalties or interest payable under Section 409A (and state tax laws).

4. PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Making Your Election

Obtain Personalized Election Form. Each Eligible Optionee will be receiving a personalized Election Form (in substantially the form of Attachment B hereto) that describes his or her Eligible Options (including the Eligible Portion(s) thereof). If you believe you are an Eligible Optionee and you did not receive your personalized Election Form, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Complete the Election Form. If you are an Eligible Optionee, and wish to accept the Offer, you must:

▪	Complete and sign the Election Form; and
▪

Submit a copy of your completed Election Form to the Tender Agent by hand delivery, mail, overnight delivery, facsimile or email prior to the Expiration Time. The contact information of the Tender Agent appears on the back cover of this Offer to Amend.

You must complete and submit an Election Form that sets forth your election for each of your Eligible Options if you elect to amend any of the Eligible Portion(s) of your Eligible Options and we urge you to complete and submit an Election Form even if you elect not to amend the Eligible Portion(s) of your Eligible Options.

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Your Election Form must be received by 5:30 p.m., Eastern Time, on December 18, 2008 (or a later termination time if we extend the Offer). Sufficient time should be allowed to ensure timely delivery. Any Election Form not received by the Tender Agent prior to the Expiration Time will be disregarded.If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer.

Please keep a copy of your Election Form(s) for your records. If you submit your Election Form by email to the Tender Agent, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement.

Receive Confirmation of Election. Within three business days after your Election Form is received, you will receive a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three (3) business days after the Expiration Time, you will receive a Final Election Confirmation Statement that confirms the last election that you made for the Eligible Portion(s) of your Eligible Options as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). If you receive the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement by email, please print and keep a copy of such documents. In the event that you do not receive a Notice of Receipt of Election Form(s) or Final Election Confirmation Statement confirming your elections in the time frames described, please contact the Tender Agent at the contact information appearing on the back cover of this Offer to Amend and send your printed copies of your last Election Form, email delivery receipt (if applicable) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to the Tender Agent to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

Acceptance of Election Forms. As further described in Sections 6 and 13 of this Offer to Amend, while we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted Eligible Options promptly following the deadline of 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration date if Comverse extends the Offer). If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer. However, as further described in Section 6 of this Offer to Amend, we may decline to amend the Eligible Portion(s) of any Eligible Options to the extent that we determine the Election Form is not properly completed or submitted or to the extent that we determine it would be unlawful to accept an Eligible Option for amendment.

5. CHANGE IN ELECTION.

Once you have submitted an Election Form with respect to the Eligible Portion(s) of your Eligible Options, you may only change your election by following the procedures described in this Section 5.

You may change your election at any time before 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration date if we extend the Offer). You may change your election more

35

than once. Additionally, you may withdraw your election to amend the Eligible Portion(s) of your Eligible Options at any time prior to the Expiration Time.

Complete the Election Form. To change your election, you must submit a new later dated Election Form to the Tender Agent at the contact information appearing on the back cover of this Offer to Amend by hand delivery, mail, overnight delivery, facsimile or email.

Your Election Form must be received by 5:30 p.m., Eastern Time, on December 18, 2008 (or a later termination date if we extend the Offer). Any attempt to change your elections will be disregarded if all of the necessary forms are not received by the Tender Agent prior to the Expiration Time.

Please keep a copy of your new Election Form. If you submit your new later dated Election Form by email, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt so that you have a record of delivery. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a new Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) or a Final Election Confirmation Statement.

Receive Confirmation of Election. Within three (3) business days after your Election Form (or any change thereto) is received, you will receive a Notice of Receipt of Election Form by that confirms your election (in substantially the form of Attachment C hereto). Within three (3) business days after the Expiration Time, you will receive a Final Election Confirmation Statement that confirms the last election that you made for each of the Eligible Portion(s) of your Eligible Options as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). If you receive such documents by email, please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement. In the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement confirming your elections in the time frames so described, please contact the Tender Agent and send your printed copies of your last Election Form, your email delivery receipts (if applicable) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to the Tender Agent to evidence proper and timely submission of your elections (and any change thereto). The contact information of the Tender Agent appears on the back cover of this Offer to Amend. If you have any questions about submitting your Election Form (or a change thereto), or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please contact the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

6. ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

Acceptance of Election Forms. While we may later extend, terminate or amend the Offer, we currently expect to accept for amendment all Election Forms properly submitted (and not validly withdrawn) in respect of the Eligible Portion(s) of Eligible Options promptly following the Expiration Time (which we currently expect to be 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration date if Comverse extends the Offer)). If we receive and accept elections from all Eligible Optionees as to all Eligible Portion(s) of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 673,262 shares of our common stock issuable under the Plans, or approximately

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0.325% of the total shares of our common stock outstanding as of October 31, 2008 on a fully-diluted basis.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the number of shares subject to the Eligible Options and the Eligible Portion(s) of the Eligible Options, as well as the validity, form, eligibility (including time of receipt) and acceptance of Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms to the extent that we determine they were not properly completed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to amend.

We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.

We may waive any defect or irregularity in any Election Form with respect to any particular Eligible Portion of an Eligible Option or any particular Eligible Optionee. No Eligible Options will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement. Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. If you receive a Final Election Confirmation Statement, you may assume that your properly executed and delivered Election Form has been accepted. Our acceptance of your properly submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of this Offer. If we accept your election to amend your Eligible Options, the Eligible Options will be considered automatically amended as to the Eligible Portion(s), effective as of the Amendment Date, without any further action by any party.

7. CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Options that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Options that you elect to amend, in each case if at any time on or after November 19, 2008 and on or before December 18, 2008, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend:

▪	if we are required by the SEC or other regulatory agency to extend the Expiration Time beyond 11:59 p.m., Eastern Time, on December 31, 2008;
▪

if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

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(a) challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b) delay or restrict our ability, or render us unable, to accept the Eligible Options for amendment for some or all of the Eligible Options elected for amendment; or

(c) materially and adversely affect our business, condition (financial or other), income, operations or prospects;

▪	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;
▪	if there is:

(a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c) any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action;

▪	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a) any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before Expiration Time; or

(b) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or making a public announcement that it intends to acquire us or any of our assets or securities; or

▪

the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

(a) litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect Comverse;

(b) a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

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(c) a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors, including fluctuations in our operating results, announcements of technological innovations or new products, the announcement, commencement, developments in proprietary rights, or general market conditions;

(d) the suspension of trading in our equity securities by the SEC or by the “Pink Sheets”; or

(e) a material change in the prospects of our business resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis.

▪

if we determine that an alternative solution is available to Comverse and the Eligible Optionees to resolve the adverse personal tax consequences for Eligible Optionees relating to the Eligible Options and the Board approves such alternative solution.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time the Eligible Portion(s) of all Eligible Options that are properly submitted to be amended and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans or upon the acceptance of the offer with respect to a minimum number of Eligible Options.

8. PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock. Our common stock was suspended from trading on The Nasdaq Stock Market effective February 1, 2007 due to our delinquency in filing periodic reports under the Exchange Act and our failure to comply with Nasdaq Marketplace Rule 4310(c)(14). Since that date our common stock are traded on the “Pink Sheets” under the symbol “CMVT.PK.”

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The following table sets forth the high and low intraday sales price per share of our common stock as reported by Nasdaq or quoted on the “Pink Sheets” as applicable, for the periods indicated.

	High	Low
Fiscal Year Ended January 31, 2009
Fourth Quarter (through November 14, 2008)	$7.50	$6.12
Third Quarter	$17.05	$6.00
Second Quarter	$19.40	$13.65
First Quarter	$17.85	$13.42
Fiscal Year ended January 31, 2008
Fourth Quarter	$19.45	$14.41
Third Quarter	$28.95	$14.46
Second Quarter	$24.25	$17.73
First Quarter	$23.80	$18.81
Fiscal Year ended January 31, 2007
Fourth Quarter	$22.60	$16.95
Third Quarter	$23.34	$18.78
Second Quarter	$24.35	$17.04
First Quarter	$29.64	$22.36

            As of October 31, 2008, there were approximately 1,266 holders of record of our common stock who in the aggregate held approximately 1,173,030 shares of our common stock. The remainder of our shares outstanding are held by brokers and other institutions on behalf of shareholders.

We have never paid or declared any cash dividends. We currently expect to retain working capital to finance the development of our business and therefore do not anticipate paying any cash dividends for the foreseeable future.

As of November 14, 2008, the closing price of our common stock, as reported on the “Pink Sheets,” was $6.50 per share.

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9. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of Comverse and their positions and offices as of November 14, 2008 are set forth in the following table:

Name	Age	Position(s)
Andre Dahan	59	President, Chief Executive Officer and Director
Joseph R. Chinnici	54	Executive Vice President and Chief Financial Officer
Cynthia Shereda	48	Executive Vice President and General Counsel
Lance Miyamoto	53	Executive Vice President, Global Head – Human Resources
Urban Gillstrom	44	President, Global Sales of Comverse, Inc.
Raz Alon	46	Director
Susan M. Bowick	60	Director
Charles J. Burdick	57	Chairman of the Board
Richard N. Nottenburg	54	Director
Joseph O’Donnell	62	Director
Augustus K. Oliver	59	Director
A. Alex Porter	69	Director
Theodore H. Schell	64	Director
Mark C. Terrell	63	Director

            The address of each director and executive officer is c/o Comverse Technology, Inc., 810 Seventh Avenue, 35th Floor, New York, NY 10019, and his or her telephone number is (212) 739-1000. None of our current or former executive officers or members of our Board is eligible to participate in the Offer.

As of November 14, 2008, our executive officers and directors as a group (14 persons) held outstanding options to purchase a total of 33,750 shares of our common stock under the Plans. This represented less than 1% of the shares subject to all outstanding options under the Plans as of that date.

The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (14 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the Plans as of November 14, 2008. The percentages below are based upon the total number of outstanding options under the Plans.

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Name of Optionee	Number of Outstanding Options Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding Under the Plans (%)
Executive Officers
Andre Dahan	-	-
Joseph R. Chinnici	-	-
Cynthia Shereda	-	-
Lance Miyamoto	-	-
Urban Gillstrom	-	-
Directors
Raz Alon	33,750	*
Susan M. Bowick	-	-
Charles J. Burdick	-	-
Richard N. Nottenburg	-	-
Joseph O’Donnell	-	-
Augustus K. Oliver	-	-
Theodore H. Schell	-	-
A. Alex Porter	-	-
Mark C. Terrell	-	-
All directors and executive officers as a group (14 persons)	33,750	*

_____________

* Indicates less than 1%.

As of November 14, 2008, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Options, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the right to receive 947,313 shares of Comverse common stock under deferred stock awards granted pursuant to our equity compensation plans (other than the Plans).

To the best of our knowledge, neither we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transactions that involved options to purchase our common stock during the 60 days prior to the date of this Offer to Amend other than deferred stock awards made in the ordinary course of business to Comverse executive officers.

10. ACCOUNTING CONSEQUENCES OF THE OFFER.

Assuming the Eligible Portion(s) of all of the Eligible Options subject to this Offer are tendered, based on Comverse's current stock price, we anticipate that we will not be required to make any Cash Payments under the terms of the Offer and, consequently, that we will not incur any cash expenses except for cash expenses incurred in connection with conducting the Offer,

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including filing, legal and accounting fees and printing costs. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of an Eligible Option that is amended pursuant to the Offer, the Eligible Optionee will receive a Cash Payment with respect to such Amended Option. Based on the terms of the Offer, any such Cash Payments will in no event exceed, in the aggregate, approximately $435,000. According to Financial Accounting Standards No. 123(R) (“FAS No. 123(R)”), Share-Based Payment, a company modifying an award under FAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Portion(s) of the Eligible Options are tendered, based on Comverse's current stock price, the modified awards are expected to result in a higher fair value than the original awards, and thus, Comverse will recognize the additional fair value as compensation expense.

11. LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Options that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to Amend Eligible Options is subject to conditions, including the conditions described in Section 7 of this Offer to Amend.

12. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences of the amendment of Eligible Portion(s) of Eligible Options under the Offer. Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, state, local and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper amount of taxes will be your responsibility to pay. This discussion is based on the Code, its legislative history, Treasury Regulations (including those in proposed form) and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees.

Tax Consequences Generally Applicable to Non-qualified Stock Options. As a result of our determination that Eligible Options were granted with an exercise price per share that was less than the fair market value per share of the Comverse common stock underlying the option on the option’s grant date for accounting purposes, and regardless of whether an Eligible Option was intended at the grant date to qualify as an ISO, all Eligible Options will be treated as NQOs from and after the date on which the Offer commences, including any awards that were intended to qualify as ISOs.

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Under the Code, no taxable income is recognized by an optionee upon the grant of a non-qualified stock option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Comverse will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified stock option. The deduction will generally be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Tax Consequences Related to Eligible Portion(s) of Eligible Options that Are Not Amended in the Offer. Because Eligible Options were granted with an exercise price that was less, or may have been less, than the fair market value of the underlying shares on the date of grant for tax purposes, and if such Eligible Options were not fully vested prior to January 1, 2005 and were not exercised on or prior to December 31, 2005, such Eligible Options may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A (and state tax laws of similar effect). Although it is not entirely clear how options that are deemed to be nonqualified deferred compensation would be treated under Section 409A (and state tax laws of similar effect), we believe that the following adverse U.S. federal tax consequences may apply to the Eligible Options:

▪

For Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation would occur in such manner even though the Eligible Option remains unexercised.

▪

The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

▪	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.
▪	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.
▪

Please note that it is likely that no tax benefit is recognized as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A.

In addition, you will be required to amend your tax returns for tax years beginning on the first year in which the income should have been recognized.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Options. Please note

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that Comverse will report to the IRS (and any applicable state taxing authorities), and applicable tax withholdings will be made in respect of, any income that should be recognized by Eligible Optionees under Section 409A (and applicable state tax laws) in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any income and other taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

Tax Consequences Related to Eligible Portion(s) of Eligible Options that Are Amended in the Offer.

▪

Acceptance of Offer. If you accept the Offer to amend the Eligible Portion(s) of your Eligible Options, there should be no taxable event for U.S. federal income tax purposes at the time of your acceptance.

▪	Amendment of the Eligible Portion(s) of Eligible Option. The amendment of the Eligible Portion(s) of your Eligible Option should not be a taxable event for U.S. federal income tax purposes.
▪

Payment of the Cash Payment. The Cash Payment will be deemed compensation income to you. Accordingly, amounts required for employment and income taxes on the Cash Payment will be withheld as required by applicable law. Comverse will generally be entitled to an income tax deduction equal to the amount of compensation income recognized by you with respect to the Cash Payment.

▪

Exercise of Amended Option. Amended Options will be treated as non-qualified stock options for U.S. federal income tax purposes. Accordingly, upon each exercise of your Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and the applicable withholding taxes with respect to such income will be collected.

▪

Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of an Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the Amended Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long−term if the shares are sold more than one (1) year after the date the Amended Option is exercised for those shares.

At this time there is relatively little guidance as to how Section 409A applies to Eligible Options that are amended pursuant to the Offer. However, we believe that we have complied in good faith with available guidance with respect to offering to amend the Eligible Portion(s) of Eligible Options pursuant to the Offer to avoid the adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect. Nevertheless, guidance issued after the date of this Offer or a determination by the IRS or other taxing authority could provide that Amended Options do not avoid such adverse personal tax consequences.

Other Tax Consequences. If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of an Eligible Option and/or your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences.

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In addition to this Offer, you should review the prospectus for the Plans under which your Eligible Options were granted and its discussion of U.S. federal income tax consequences. You can request a copy of each Plan prospectus by contacting the Information Agent at the contact information appearing on the back cover of this Offer to Amend. A copy will be provided, free of charge, upon request.

13. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our discretion, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Options elected for amendment if any of the conditions specified in Section 7 of this Offer to Amend occur. To postpone the acceptance of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Options to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issuea notice of such extension by press release or other public announcement no later than 9:00 a.m., Eastern time, on the next business day after the scheduled expiration date of the Offer. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

▪	increase or decrease the number of Eligible Options to be amended in the Offer; or
▪	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. The current guidance does not allow us to make the Cash Payments during the same calendar year in which the Eligible Options are amended.

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14. FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to amend the Eligible Portion(s) of their Eligible Options in connection with this Offer.

We have retained D.F. King & Co., Inc. to act as Information Agent and Tender Agent for the Offer. D.F. King & Co., Inc., in its capacity as Information Agent and Tender Agent of the Offer, will receive reasonable and customary compensation for its services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

15. SOURCE AND AMOUNT OF CONSIDERATION.

In addition to the Amended Options, we may be required to issue Cash Payments with respect to the Amended Options. Cash Payments will be made from Comverse’s general corporate assets, and Eligible Optionees will be general creditors of Comverse with respect to the Cash Payments until they are received.

If we receive and accept elections from all Eligible Optionees as to the Eligible Portion(s) of all of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 673,262 shares of our common stock, or approximately 0.325% of the total shares of our common stock outstanding as of October 31, 2008 on a fully diluted basis.

Assuming the Eligible Portion(s) of all of the Eligible Options subject to this Offer are tendered, based on Comverse's current stock price, we anticipate that we will not be required to make any Cash Payments under the terms of the Offer and, consequently, that we will not incur any cash expenses except for cash expenses incurred in connection with conducting the Offer, including filing, legal and accounting fees and printing costs. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of an Eligible Option that is amended pursuant to the Offer, the Eligible Optionee will receive a Cash Payment with respect to such Amended Option. Based on the terms of the Offer, any such Cash Payments will in no event exceed, in the aggregate, approximately $435,000.

16. INFORMATION ABOUT COMVERSE.

Comverse, a New York corporation, through its subsidiaries, designs, develops, manufactures, markets and supports software, systems, and related services for multimedia communication and information processing applications. Comverse’s products are used in a broad range of applications by wireless and fixed telecommunications network operators and service providers, contact centers, and other government, public and commercial organizations worldwide. Comverse is traded over-the-counter on the “Pink Sheets” under the symbol “CMVT.PK.” Comverse’s principal executive offices are located at 810 Seventh Avenue, 35th Floor, New York, NY 10019. Comverse’s telephone number at that location is (212) 739-1000. Our web site address is http://www.cmvt.com. The information on our web site is not a part of this Offer.

Comverse, Inc., a wholly-owned subsidiary of Comverse, is a leading provider of software, systems and related services that enable network-based messaging and content value-added services, prepaid, postpaid and converged billing, mobile advertising and converged

47

Internet Protocol (“IP”) communications. Comverse, Inc.’s solutions generate usage and revenue, strengthen customer loyalty and improve operational efficiency for its wireless and fixed network communications service provider customers.

More than 500 service providers in more than 130 countries, including the majority of the 100 largest wireless network operators in the world, have selected Comverse, Inc.’s products.

Through its majority-owned subsidiary, Verint Systems Inc. (“Verint”), Comverse is a leading provider of software-based actionable intelligence solutions that capture, manage, and analyze unstructured information for the enterprise workforce optimization, networked IP video security, and law enforcement and intelligence communication interception markets. Actionable intelligence transforms unstructured information into critical intelligence that government and commercial organizations can use to enhance security and improve business operations.

Verint’s actionable intelligence solutions are used by more than 10,000 organizations in 150 countries, including approximately 70% of the Fortune 100 companies. Verint is traded over-the-counter on the “Pink Sheets” under the symbol “VRNT.PK.” Comverse held approximately 57% of Verint’s outstanding shares of common stock as of October 31, 2008.

Through its majority-owned subsidiary, Ulticom, Inc. (“Ulticom”), Comverse is a leading provider of network signaling solutions. Ulticom’s products are used by equipment manufacturers, application developers and communication service providers to deploy revenue generating infrastructure and enhanced services within the mobility, messaging, payment, IP switching and location markets.

Ulticom’s products are used by more than 50 customers and are deployed by more than 300 service providers in more than 100 countries. Ulticom is traded over-the-counter on the Pink Sheets under the symbol “ULCM.PK.” Comverse held approximately 68% of Ulticom’s outstanding shares of common stock as of October 31, 2008.

Through its majority-owned subsidiary, Starhome B.V. (“Starhome”), Comverse is a leading provider of roaming services and converged solutions, serving more than 135 mobile network operators. Comverse held approximately 69% of Starhome’s outstanding shares of common stock as of October 31, 2008.

17. ADDITIONAL INFORMATION.

This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits before making a decision on whether to elect to accept this Offer with respect to the Eligible Portion(s) of your Eligible Options.

As a result of (i) restatements of Comverse’s historical financial statements required to reflect the results of the completed investigations by a special committee of Comverse’s Board of Directors (the “Special Committee”) and (ii) the ongoing evaluation of Comverse’s application of U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the recognition of revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, including the assessment of vendor specific objective evidence ("VSOE") of fair value, and other items relating to completion of pending audits of Comverse’s financial statements, Comverse did not file its Annual Reports on Form 10-K for the fiscal years ended January 31, 2006, January 31, 2007 and January 31, 2008 and its Quarterly Reports for the fiscal quarters ended

48

April 30, 2006, July 31, 2006, October 31, 2006, April 30, 2007, July 31, 2007, October 31, 2007, April 30, 2008 and July 31, 2008. In addition, Comverse previously announced that its prior financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon. Accordingly, we are unable to provide you with financial information relating to Comverse.

You can receive copies of our filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Comverse that file electronically with the SEC. The address of the SEC web site is www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offer to Amend, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to the Information Agent at the contact information appearing on the back cover of this Offer to Amend.

As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.

The information contained in this Offer to Amend about Comverse should be read together with the information contained in the documents to which we have referred you.

18. FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offer to Amend contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could affect Comverse include: the results of the investigation of the Special Committee of the Board of Directors concluded on January 28, 2008, of matters relating to Comverse’s stock option grant practices and other accounting matters; the impact of any restatement of financial statements of Comverse or other actions that may be taken or required as a result of such investigation or as result of Comverse’s evaluation of the application of GAAP in connection with the recognition of revenue; Comverse’s inability to file reports with the Securities and Exchange Commission; the effects of the delisting of Comverse’s Common Stock from NASDAQ and the quotation of Comverse’s Common Stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; risks relating to Comverse’s ability to relist its Common Stock on NASDAQ; risks relating to alleged defaults under Comverse’s ZYPS indentures, including acceleration of repayment; risks of litigation (including the pending securities class action and derivative lawsuits and any potential civil injunctive action by the Securities and Exchange Commission) and of governmental investigations or proceedings arising

49

out of or related to Comverse’s stock option practices or any other accounting irregularities or any restatement of the financial statements of Comverse, including the direct and indirect costs of such investigations and restatement; changes in the demand for Comverse’s products; changes in capital spending among Comverse’s current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either Comverse or its competition; risks associated with rapidly changing technology and the ability of Comverse to introduce new products on a timely and cost-effective basis; aggressive competition may force Comverse to reduce prices; a failure to compensate any decrease in the sale of Comverse’s traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which Comverse operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, investments in auction rate securities, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; the risk of declines in information technology spending; risks associated with Comverse’s ability to retain existing personnel and recruit and retain qualified personnel. Comverse undertakes no commitment to update or revise forward-looking statements except as required by law.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction and we will inform you of this decision. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that jurisdiction. The Board recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Comverse is limited to this document, the exhibits to the Schedule TO available at www.sec.gov and the attachments hereto or by contacting the Information Agent.

Comverse Technology, Inc.

November 19, 2008

50

ATTACHMENT A

TABLE OF GRANT DATES

TABLE OF GRANT DATES

Original Date of Grant	Original Option Exercise Price per share ($)	Revised Grant Date	FMV per share on Revised Grant Date (Measurement Date Price Per Share)* ($)	Maximum Cash Payment per share (Price Differential per share), if any* ($)
4/9/2001(1)	$52.97	5/21/2001	$67.62	$14.65
10/22/2001(2)	$16.05	12/18/2001	$20.77	$4.72
8/15/2003(3)	$14.68	8/26/2003	$15.75	$1.07
12/19/2003(4)	$16.70	12/22/2003	$16.79	$0.09

(1) Options issued under the Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan.

(2) Options issued under the Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan.

(3) Options issued under the Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan.

(4) Options issued under any of the following Plans: (i) the Comverse Technology, Inc. 1996 Stock Option Plan, (ii) the Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan, (iii) the Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan, (iv) the Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan, (v) Boston Technology, Inc. 1994 Stock Incentive Plan and (vi) Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan.

_____________________

*              Please note that the Price Differential represents only the maximum cash amount per share that Eligible Optionees may be eligible to receive under the terms of the Offer and that under the terms of the Offer Eligible Optionees may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding. If Eligible Optionees elect to have the exercise price of the Eligible Portion(s) of their Eligible Option amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of the fair market value per share of the underlying Comverse common stock on (i) the Eligible Option’s measurement date that was determined for accounting purposes (the “Measurement Date Price Per Share”), or (ii) the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of an Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment. Capitalized terms not otherwise defined in this Attachment A shall have the meaning set forth in the Offer to Amend.

A-1

ATTACHMENT B

FORM OF ELECTION FORM

ELECTION FORM

OFFER TO AMEND ELIGIBLE PORTION OF ELIGIBLE OPTION

[NAME]

[ADDRESS]

I hereby make the following election(s) with respect to the Eligible Portion(s) of my Eligible Options in the Offer made by Comverse Technology, Inc. (“Comverse”) pursuant to the Offer to Amend Eligible Options, dated November 19, 2008 (the “Offer to Amend”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offer to Amend.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend the Eligible Portion(s) of my Eligible Options as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price per share ($)	Shares Subject to Eligible Portion (#)	FMV per share on Revised Grant Date (Measurement Date Price Per Share)* ($)	Maximum Cash Payment (Aggregate Price Differential), if any* ($)	Elect to Amend Entire Eligible Portion and Receive Cash Payment, if any (Please check the appropriate boxes)
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No

_____________________

*              Please note that the Price Differential represents only the maximum cash amount per share that Eligible Optionees may be eligible to receive under the terms of the Offer and that under the terms of the Offer Eligible Optionees may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding. If Eligible Optionees elect to have the exercise price of the Eligible Portion(s) of their Eligible Option amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of the fair market value per share of the underlying Comverse common stock on (i) the Eligible Option’s measurement date that was determined for accounting purposes (the “Measurement Date Price Per Share”), or (ii) the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of an Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax

B-1

withholding. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment. Capitalized terms not otherwise defined in this form shall have the meaning set forth in the Offer to Amend.

I hereby represent that I am subject to federal income tax in the United States.

I hereby agree that, unless I revoke my election before 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration time if Comverse extends the Offer), my election will be irrevocable, and if accepted by Comverse, this Election Form shall operate to amend the Eligible Portion(s) of my Eligible Options as outlined above, subject to the terms and conditions described in the Offer to Amend.

I hereby acknowledge that I may change the terms of my election by submitting a new later dated Election Form to D.F. King & Co., Inc., the Tender Agent for this Offer (the “Tender Agent”), by hand delivery, mail, overnight delivery, facsimile or email prior to the Expiration Time. Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend the Eligible Portion(s) of all my Eligible Options in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Options. I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender the Eligible Portion(s) of all of my Eligible Options and the Eligible Portions of each of my Eligible Options will be amended.

I acknowledge that as a result of its delinquency in the filing of periodic reports, Comverse determined in April, 2006 that it could no longer use its registration statements on Form S-8 and, consequently, suspended any exercise of options until it is able to become current in its periodic reporting under the Securities Exchange Act of 1934, as amended. I understand that as Comverse has been unable to become current in its reporting obligations, the exercise suspension continues to be in effect and that I will not be able to exercise options prior to the termination of the suspension.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to employment or continued employment with Comverse or any of its subsidiaries (except on an at-will basis, unless otherwise provided in my employment agreement or required by applicable law).

I agree that, except as set forth in the Offer to Amend, Comverse has made no representations or warranties to me regarding this Offer or the future pricing of Comverse stock, and that my participation in this Offer is at my own discretion.

I agree that to ensure timely payment of the Cash Payment, if any, I will provide the Tender Agent with any changes in my mailing address and e-mail address prior to the payment of the Cash Payment, if any.

I hereby acknowledge and agree that none of Comverse, any of its subsidiaries or any of the employees, agents or representatives of Comverse or any of its subsidiaries, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion(s) of my Eligible Options and that I am not relying on any information provided or representation made by Comverse, any of its subsidiaries or any of their respective employees, agents or representatives in accepting or rejecting the Offer, other than any information contained in the Offer to Amend. I acknowledge that I have been afforded the opportunity to consult with my personal financial, tax and legal advisors before making this election and that I have knowingly done so or knowingly declined to do so.

B-2

I understand that I should keep a copy of this completed Election Form and if I submit my Election Form via email, keep a copy of the “delivery receipt” from Outlook that I receive upon submitting the Election Form.

I understand that I will receive a Notice of Receipt of Election Form by email at my email address (as listed below) or, in the case of former employees, any other email address previously provided to Comverse, or by mail within three business days after the date on which the Tender Agent receives this Election Form. In addition, within three business days after the Expiration Time, I will receive by email at my Comverse email address or, in the case of former employees, any other email address previously provided to Comverse, or by mail the Final Election Confirmation Statement that confirms the last election that I made for the Eligible Portion(s) of my Eligible Options as of the Expiration Time. I agree that I will keep a copy of the Notice of Receipt of the Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive the Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to contact the Tender Agent and send my printed copies of this Election Form, the email delivery receipt (if applicable) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive to the Tender Agent to evidence proper and timely submission of my Election Form.

I AGREE THAT NONE OF COMVERSE, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES SHALL BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATE IN THIS OFFER.

Optionee Signature	Employee ID Number*:____________________

Optionee Name (Please Print)	E-mail Address: _________________________	Date: __________

PLEASE SEND THE COMPLETED ELECTION FORM TO D.F. KING &CO., INC., THE TENDER AGENT, BY HAND DELIVERY, MAIL, OVERNIGHT DELIVERY, FACSIMILE OR EMAIL SO THAT IT IS RECEIVED NO LATER THAN 5:30 P.M., EASTERN TIME, ON DECEMBER 18, 2008 (OR A LATER EXPIRATION DATE IF COMVERSE EXTENDS THE OFFER).

_____________

*Not required for former employees.

The Tender Agent for the Offer is:

D.F. King & Co., Inc.

By Hand, Mail or Overnight Delivery: D.F. King & Co., Inc. Attn: Mark Fahey 48 Wall Street, 22nd Floor New York, New York 10005	By E-mail: comverse@dfking.com By Facsimile: (212) 809-8838 To Confirm Receipt Please Call: (212) 493-6996

B-3

ATTACHMENT C

FORM OF NOTICE OF RECEIPT OF ELECTION FORM (PRE–EXPIRATION TIME)

[Comverse Technology, Inc. Logo]

Offer To Amend Eligible Options

NOTICE OF RECEIPT OF ELECTION FORM

(PRE–EXPIRATION TIME)

To	[NAME]
From	Comverse Technology, Inc.
Subject	Notice of Receipt of Election Form (Pre-Expiration Time)
Date

Under the terms of the Comverse Offer to Amend Eligible Options (the “Offer to Amend”), we have received your Election Form and you have elected the following:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price per share ($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion and Receive Cash Payment	FMV per share on Revised Grant Date (Measurement Date Price Per Share)* ($)	Maximum Cash Payment (Aggregate Price Differential), if any* ($)
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No

_____________________

*

Please note that the Price Differential represents only the maximum cash amount per share that Eligible Optionees may be eligible to receive under the terms of the Offer and that under the terms of the Offer Eligible Optionees may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding. If Eligible Optionees elect to have the exercise price of the Eligible Portion(s) of their Eligible Option amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of the fair market value per share of the underlying Comverse common stock on (i) the Eligible Option’s measurement date that was determined for accounting purposes (the “Measurement Date Price Per Share”), or (ii) the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of an Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. If any Cash Payment is required to be made under the terms of the Offer, we intend

C-1

to extend the Expiration Time of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment. Capitalized terms not otherwise defined in this form shall have the meaning set forth in the Offer to Amend.

We strongly encourage you to keep a copy of this page for your records.

You may change your election at any time before 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration date if Comverse extends the Offer) by submitting a new later dated Election Form to D.F. King & Co., Inc., the Tender Agent for this Offer (the “Tender Agent”), by hand delivery, mail, overnight delivery, facsimile or email. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offer to Amend.

Note: Your most recent Election Form submitted to the Tender Agent before the Expiration Time will be the form considered for acceptance by Comverse.

A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Time. The Final Election Confirmation Statement should contain the same information as the most recent Notice of Receipt of Election Form that you previously received from the Tender Agent.

In the event that you do not receive the Final Election Confirmation Statement confirming your election in the time frame so described, please contact the Tender Agent and send your printed copies of your Election Form(s), email delivery receipt(s) (if applicable) and any Notice of Receipt of Election Form(s) that you did receive to the Tender Agent to evidence proper and timely submission of your election(s).

Please note that our receipt of your Election Form and your receipt of this Notice of Receipt of Election Form are not by themselves an acceptance of your election. Your Eligible Option is not deemed amended pursuant to the terms and conditions of the Offer until you receive a Final Election Confirmation Statement from us after the Expiration Time (or such later time if the Offer is extended).

The Tender Agent for the Offer is:

D.F. King & Co., Inc.

By Hand, Mail or Overnight Delivery: D.F. King & Co., Inc. Attn: Mark Fahey 48 Wall Street, 22nd Floor New York, New York 10005	By E-mail: comverse@dfking.com By Facsimile: (212) 809-8838 To Confirm Receipt Please Call: (212) 493-6996

C-2

ATTACHMENT D

FORM OF FINAL ELECTION CONFIRMATION STATEMENT (POST–EXPIRATION TIME FOR OFFER PARTICIPANTS)

[Comverse Technology, Inc. Logo]

Offer To Amend Eligible Options

FINAL ELECTION CONFIRMATION STATEMENT

(POST–EXPIRATION TIME FOR OFFER PARTICIPANTS)

To	[NAME]
From	Comverse Technology, Inc.
Subject	Statement Regarding Final Election Confirmation Statement (Post-Expiration Time for Offer Participants)
Date

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offer to Amend”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offer to Amend.

Pursuant to the Offer, we have accepted your election with respect to the Eligible Portion(s) of your Eligible Options and have amended the applicable exercise price(s) of the Eligible Portion(s) of your Eligible Options to be the New Exercise Price(s) as set forth below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price per share ($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion and Receive Cash Payment	New Exercise Price per share for Eligible Portion ($)	Cash Payment, if any ($)
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$

We strongly encourage you to keep a copy of this page for your records.

This Final Election Confirmation Statement and the Offer to Amend reflect the entire agreement between you and Comverse with respect to the Offer.

D-1

ATTACHMENT E

FORM OF FINAL ELECTION CONFIRMATION STATEMENT (POST–EXPIRATION TIME FOR OFFER NON–PARTICIPANTS)

[Comverse Technology, Inc. Logo]

Offer To Amend Eligible Options

FINAL ELECTION CONFIRMATION STATEMENT

(POST–EXPIRATION TIME FOR OFFER NON–PARTICIPANTS)

To	[NAME]
From	Comverse Technology, Inc.
Subject	Final Election Confirmation Statement (Post-Expiration Time for Offer Non-Participants)
Date

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offer to Amend”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offer to Amend.

You have elected not to amend the Eligible Portion(s) of your Eligible Options described below. As a result, the Eligible Portion(s) of your Eligible Options will not be amended to reflect the applicable New Exercise Price(e) and you are not eligible for any Cash Payment.

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price per share ($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion	New Exercise Price per share for Eligible Portion	Cash Payment ($)
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00

We strongly encourage you to keep a copy of this page for your records.

This Final Election Confirmation Statement and the Offer to Amend reflect the entire agreement between you and Comverse with respect to the Offer.

E-1

The Tender Agent for the Offer is:

D.F. King & Co., Inc.

By Hand, Mail or Overnight Delivery: D.F. King & Co., Inc. Attn: Mark Fahey 48 Wall Street, 22nd Floor New York, New York 10005	By E-mail: comverse@dfking.com By Facsimile: (212) 809-8838 To Confirm Receipt Please Call: (212) 493-6996

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

22nd Floor

New York, NY 10005

Inside the United States, Please Call:(800) 290-6427

Outside the United States, Please Call Collect: (212) 269-5550